                                                                    EXHIBIT 4(a)





                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                      BLUEGRASS REAL ESTATE COMPANY, INC.

                                      AND

                               FIRST VALLEY BANK

                              DATED:  MAY 1, 1995

                                 LOAN AGREEMENT
                                 --------------


     THIS LOAN AGREEMENT ("AGREEMENT") is made this 1st day of May, 1995 between BLUEGRASS REAL ESTATE COMPANY, INC. ("BORROWER") and FIRST VALLEY BANK ("BANK").


                                   BACKGROUND
                                   ----------


     A. Borrower has requested that Bank extend to Borrower a certain credit facility.

     B. Bank is willing to extend that credit facility to Borrower subject to the terms and conditions set forth below.

     C.     References to certain defined terms may be found in SECTION 13
                                                                ----------
            below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   THE LOAN; USE OF PROCEEDS.
     -------------------------

     1.1    THE LOAN.  On even date herewith and subject to the provisions of
            --------
SECTION 1.3 below, Bank will lend to Borrower and Borrower will borrow from Bank
- -----------
an aggregate amount up to Three Million Five Hundred Sixty-seven Thousand Three Hundred Dollars ($3,567,300.00) (the "LOAN"). Borrower's obligation to repay the Loan shall be evidenced by Borrower's Promissory Note of even date herewith in the original principal amount of Three Million Five Hundred Sixty-seven Thousand Three Hundred Dollars ($3,567,300.00) (the "NOTE"), which Note shall be in the form of EXHIBIT "A" attached hereto with the blanks appropriately filled
               -----------
in.

     1.2    USE OF PROCEEDS.  Borrower shall use the proceeds of the Loan to
            ---------------
            finance the purchase of the Mortgaged Property (as defined below).


     1.3    THE CHADDS FORD PROPERTY.
            ------------------------

            (a) Notwithstanding anything contained in this Agreement to the contrary, a portion of the Loan in an amount equal to Eight Hundred Sixty-nine Thousand Four Hundred Dollars ($869,400.00) (the "CHADDS FORD PORTION") shall not be advanced to Borrower unless and until the conditions set forth in this
SECTION 1.3(A) AND 1.3(B) below shall have been satisfied as determined
- -------------------------
by Bank in its sole discretion no later than June 30, 1995, unless otherwise agreed to by Bank in writing in its sole discretion:

               (1) all construction of an 8000 square foot day care facility on that certain 2.65 +/- acre parcel of real property located at Lot 7, west side of Dickinson Drive, Chadds Ford Business Campus, Birmingham Township, Delaware County, Pennsylvania (the "CHADDS FORD PROPERTY") shall have been completed;

               (2) all permits and approvals necessary for the operation of the Chadds Ford Property shall have been finally issued and copies thereof delivered to Bank; and

               (3) Bank shall have made a final inspection of the Chadds Ford Property. In the event the foregoing conditions are not satisfied on or before June 30, 1995 (or such later date agreed to by Bank in writing in its sole discretion), Bank shall be under no further obligation to advance the Chadds Ford Portion.

         (b) Contemporaneously with and as a further condition to the advance of the Chadds Ford Portion, Borrower shall deliver to Bank the following, all in form and content satisfactory to Bank:

               (1) An Open-End Mortgage and Security Agreement granting to Bank a first priority mortgage lien on the Chadds Ford Property;

               (2) An Assignment of Rents and Leases with respect to the Chadds Ford Property;

               (3) A title insurance policy (or an endorsement to the then existing policy for the balance of the Mortgaged Property) in the amount of the Loan and issued by an insurer acceptable to Bank, insuring the lien of the mortgage on the Chadds Ford Property in favor of Bank as a first priority lien subject only to those exceptions as shall be approved by Bank;

               (4) UCC-1 financing statements with respect to the Chadds Ford Property;

               (5) Evidence of hazard and liability insurance in an amount and issued by an insurer acceptable to Bank, naming Bank as insured mortgagee (pursuant to a standard mortgagee clause), loss payee (pursuant to a Lender's loss payable clause) and additional insured;

               (6) Evidence of compliance with all environmental requirements of Bank with respect to the Chadds Ford Property; and

               (7) An amendment to the Master Lease (as defined below) adding the Chadds Ford Property as a portion of the demised premises, and providing for rental for the Chadds Ford Property in accordance with the requirements of
SECTION 6.25 below.
- ------------

            In addition to the foregoing conditions, in no event shall Bank be required to advance any of the Chadds Ford Portion if an Event of Default or an event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred hereunder.

            (c) Upon advance by Bank of the Chadds Ford Portion and the delivery of the documents described above, the Chadds Ford Portion shall become part of the Bank Indebtedness (as defined below) and the Chadds Ford Property shall become part of the Collateral (as defined below), and all representations, warranties and covenants herein and in the other Loan Documents, as applicable, shall apply to the Chadds Ford Portion and the Chadds Ford Property.

2.   INTEREST RATE.
     -------------

     2.1    INTEREST ON THE LOAN.  Interest on the unpaid principal balance of
            --------------------
theLoan shall accrue from the date of advance until final payment thereof at a definite and certain, but variable per annum rate equal to one and one-quarter percent (1 1/4%) in excess of the Prime Rate in effect from time to time (such rate to change immediately upon any change in the Prime Rate).

     2.2    DEFAULT INTEREST.  Interest will accrue on the outstanding principal
            ----------------
balance of the Loan after the occurrence of an Event of Default at a rate which is three percent (3%) in excess of the otherwise applicable rate of interest set forth in SECTION 2.1 above.
         -----------

     2.3    POST JUDGMENT INTEREST.  Any judgment obtained for sums due
            ----------------------
hereunder or under the Loan Documents shall accrue interest at the applicable default rate set forth above.

     2.4    CALCULATION.  Interest will be computed on the basis of a year of
            -----------
360 days and paid from the actual number of days elapsed.

     2.5    LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE.  In no event will the
            ---------------------------------------------
rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sum outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any payment other than the interest payments required in SECTION 3.1 below,
                                                     -----------
including, without limitation, prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

3.   PAYMENTS.
     --------

     3.1    PRINCIPAL AND INTEREST ON THE LOAN.  Borrower will pay interest
            ----------------------------------
only on the outstanding principal balance of the Loan on June 1, 1995 and July 1, 1995. Commencing on August 1, 1995 and continuing through and including June 1, 1998, Borrower will pay to Bank equal and consecutive monthly payments of principal each in the amount of Nine Thousand Sixty-Nine and 76/100 Dollars ($9,069.76), together with interest thereon at the applicable rate set forth above. On July 1, 1998, Borrower will pay to Bank the remaining outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums due and owing in connection therewith.

     3.2    COMMITMENT FEE.  On or before the date hereof, Borrower shall pay to
            --------------
Bank a commitment fee of Fifty-Five Thousand Five Hundred Seventy-Five Dollars ($55,575.00). Bank acknowledges that an amount equal to one half ( 1/2) of such fee has previously been paid to Bank.

     3.3    LATE CHARGE.  In the event that Borrower fails to pay any principal,
            -----------
interest or other fees or expenses payable hereunder for a period of at least fifteen (15) consecutive days from and including the date such payment is due, in addition to paying such sums, Borrower will pay to Bank a late charge equal to five percent (5%) of such past due payment as compensation for the expense incident to such past due payment.

     3.4    PREPAYMENT.  Borrower may prepay all or any part of the Loan at
            ----------
any time without premium or penalty, following delivery of not less than five
(5) days prior written notice to Bank. All such prepayments will be applied to the regularly scheduled payments under the Loan in the inverse order of their maturity.

     3.5    PAYMENT METHOD.  Borrower irrevocably authorizes Bank to debit all
            --------------
payments required to be made by Borrower hereunder or under the Loan, on the date due, from any deposit account maintained by Borrower with Bank, including, without limitation, the Lease Payments Account (as defined below); provided,
                                                                   --------
however, prior to the occurrence of an Event of Default or the occurrence of an
- -------
event which, with the giving of notice or the passage of time or both would become an Event of Default, Bank shall first debit such payments from the Lease Payments Account. Otherwise, Borrower will be obligated to make such payments directly to Bank. All payments made by Borrower are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

     3.6    APPLICATION OF PAYMENTS.  Provided that no Event of Default has
            -----------------------
occurred, any and all payments on account of the Loan will be applied first to all fees incurred by Bank in connection with Bank's rights hereunder or which have otherwise been agreed to by Borrower, then to accrued and unpaid interest and then to outstanding principal and other sums due hereunder or under the Loan Documents. After the occurrence of an Event of Default, all payments on account of the Loan shall be applied to accrued and unpaid interest, outstanding principal and all other sums due hereunder or under the other Loan Documents in such order as Bank, in its sole discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

     3.7    INDEMNITY.  Borrower will indemnify Bank against any loss or expense
            ---------
which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrower in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrower to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Loan from the due date until paid, both before and after judgment.

4.   SECURITY.
     --------

     4.1    MORTGAGED PROPERTIES; PERSONAL PROPERTY.  As security for the full
            ---------------------------------------
and timely payment and performance of all Bank Indebtedness, Borrower hereby grants or shall grant to Bank the following:

            (a) A mortgage lien upon and security interest in the premises described on SCHEDULE 4.1 attached hereto and all improvements thereon and all
             ------------
rights, licenses, permits, approvals, machinery, fixtures, furniture and equipment owned by Borrower and related thereto, all as more particularly described in those certain Open-End Mortgage and Security Agreements of even date herewith from Borrower to Bank (collectively, the "MORTGAGES"), together with all rents and leases related thereto, including, without limitation, the Lease Payments (as defined below) (collectively, the "MORTGAGED PROPERTY").

            (b) A security interest in and lien upon all deposits, funds, instruments, documents, policies, evidences and certificates of insurance, securities, chattel paper and other assets of Borrower or in which Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, including, without limitation, all funds in the Lease Payments Account (as defined below), without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

     4.2    GENERAL.  The collateral described in SECTION 4.1 above is
            -------                               -----------
collectively referred to herein as the "COLLATERAL". IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO BANK.

     4.3    RELEASE OF COLLATERAL.  Provided that no Event of Default or event
            ---------------------
which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred hereunder, in the event Borrower desires to sell any parcel of the Mortgaged Property, Bank shall, upon request of Borrower, release its lien against such parcel of the Mortgaged Property and such parcel will be released from the Master Lease, upon payment to Bank in immediately available funds of an amount equal to the greater of (a) one hundred percent (100%) of such sales price for such parcel (net only of real estate commissions and other customary closing costs), or (b) the appraised value of such parcel pursuant to a current appraisal in form, content and prepared by an appraiser satisfactory to Bank, but in no event less than the appraised value for such parcel pursuant to those certain appraisals prepared for Bank by Ludwig Corporation dated as of March 23, 1995. All costs incurred by Bank in connection with such release shall be borne by Borrower. Such release payments shall be applied to the payments due under the Loan in the inverse order of their maturity. Notwithstanding the foregoing, Borrower shall not be required to pay release amounts in excess of the outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums due in connection therewith.

5.   REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as
     ------------------------------
 follows:

     5.1    VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION.  Borrower is a
            ---------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted.

     5.2    LICENSES.  Borrower, and its employees, servants and agents have all
            --------
licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

     5.3    OWNERSHIP INTERESTS  The ownership of all, stock, debentures,
            -------------------
options,warrants, bonds and other securities (debt and equity) of Borrower and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on

SCHEDULE 5.3 attached hereto.
- ------------

     5.3    SUBSIDIARIES.  Except as set forth on SCHEDULE 5.4 attached hereto,
            ------------                          ------------
Borrower does not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

     5.4    PENDING LITIGATION OR PROCEEDINGS.  There are no judgments
            ---------------------------------
outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     5.5    DUE AUTHORIZATION; NO LEGAL RESTRICTIONS.  The execution and
            ----------------------------------------
delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

     5.7    ENFORCEABILITY.  The Loan Documents have been duly executed by
            --------------
Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditor's rights generally.

     5.8    NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL
            ----------------------------------------------------------
REGULATIONS. Borrower is not in violation of its Certificate or Articles of
- -----------
Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and Borrower is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

     5.9    GOVERNMENTAL CONSENTS.  No consent, approval or authorization of or
            ---------------------
file designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

     5.10   TAXES.  Borrower has filed all tax returns which it is required to
            -----
and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it. Such tax returns are complete and accurate in all respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes, except for a potential reassessment with respect to the Chadds Ford Property.

     5.11   TITLE TO COLLATERAL.  The Collateral is and will be owned by
            -------------------
Borrower free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and those liens and encumbrances permitted under SECTION 6.9 below. Borrower will defend the Collateral
                -----------
against any claims of all persons or entities other than the Bank.

     5.12   ADDRESSES.  During the past five (5) years, Borrower has not been
            ---------
known against any claims of by any names (including tradenames) other than those set forth in SCHEDULE 5.12 attached hereto and has not been located
                   -------------
at any addresses other than those set forth on SCHEDULE 5.12 attached hereto.
                                               -------------
The portions of the Collateral which are tangible property and Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on SCHEDULE
                                                                   -------
5.12; or such other location determined by Borrower after prior notice to
- -----

Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records. SCHEDULE 5.12 identifies the chief executive office of Borrower.
          -------------

     5.13   CURRENT COMPLIANCE.  Borrower is currently in compliance with all
            ------------------
of the terms and conditions of the Loan Documents.

     5.14   PENSION PLANS.  (a) Borrower has no obligations with respect to any
            -------------
employee pension benefit plan ("PLAN") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrower's Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower has no existing liability to the PBGC. Borrower is not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

     5.15   LEASES AND CONTRACTS.  Borrower has complied with the provisions
            --------------------
of all material leases, contracts or commitments of any kind to which it is a party and is not in default thereunder. To the best of Borrower's knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

     5.16   ACCURACY OF REPRESENTATIONS AND WARRANTIES.  No representation or
            ------------------------------------------
warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Borrower, or any of its operations.

6    GENERAL COVENANTS.  Except with the prior written consent of Bank, Borrower
     -----------------
will comply with the following:

     6.1    PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE.  Borrower
            ----------------------------------------------------
will pay when due all Bank Indebtedness and all other amounts payable by it hereunder.

     6.2    LIMITATION ON SALE AND LEASEBACK.  Unless and until all Bank
            --------------------------------
Indebtedness has been finally paid in full, Borrower will not enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

     6.3    LIMITATION ON INDEBTEDNESS.  Borrower will not have at any time
            --------------------------
outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

            (a) Current accounts payable incurred in the ordinary course of Borrower's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's business;

            (b) Existing Indebtedness to Nobel Education Dynamics, Inc. ("NOBEL") described on SCHEDULE 6.3 attached hereto, which Indebtedness shall
                       ------------
be fully subordinated to all Bank Indebtedness on terms and conditions acceptable to Bank; and

            (c) Indebtedness incurred by Borrower in connection with financing the construction of improvements on certain premises located at the corner of Egypt Road and Surrey Lane, Audubon Village Shopping Center, Audubon, Pennsylvania (the "AUDUBON PROPERTY") provided that:

                   (1) No Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default shall have occurred hereunder; and

                   (2) Such Indebtedness is secured only by the Audubon Property and no other assets of Borrower, including the Collateral.

            Except for Indebtedness incurred in connection with the Audubon Property, no such existing permitted Indebtedness may be refinanced or replaced without the consent of the Bank. Indebtedness to another Person incurred in connection with the Audubon Property may be refinanced without the consent of Bank provided that at the time of such refinancing the provisions set forth in SECTIONS 6.3(C)(1) AND (2) have been complied with
- --------------------------

     6.4    INVESTMENTS AND LOANS   Borrower will not have or make any
            ----------------------
investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

            (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

            (b) Investments in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition; and

            (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank.

     6.5    GUARANTIES.  Except for the CoreStates Guaranty (as defined below),
            ----------
Borrower will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person. Bank consents to Borrower entering into a guaranty agreement (the "CORESTATES GUARANTY") in favor of CoreStates Bank, N.A., as Agent for itself and Foothill Capital Corp. ("CORESTATES"), guarantying, as surety, the following existing credit facilities from CoreStates to Nobel: (a) reducing revolving line of credit and (b) term loan in the original principal amount of Ten Million Dollars ($10,000,000.00). Bank further consents to Borrower granting to CoreStates mortgage liens on the Mortgaged Property to secure the CoreStates Guaranty (the "CORESTATES MORTGAGE LIENS"), provided that (a) the CoreStates Mortgage Liens are subordinated in all respects to the Mortgages, and (b) CoreStates executes and delivers to Bank a Subordination Agreement in form reasonably acceptable to Bank providing that, inter alia, CoreStates will not take any action against
                     ----- ----
Borrower or any of Borrower's assets, including, without limitation, the Mortgaged Property, unless and until all of the Bank Indebtedness shall have been finally paid in full. The CoreStates Guaranty, the CoreStates Mortgage Liens and all documents in connection therewith must be on terms and conditions and in form and content satisfactory to Bank.

     6.6    DISPOSITION OF ASSETS.  Unless and until all of the Bank
            ---------------------
Indebtedness shall have been finally paid in full, Borrower will not sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for the (a) leasing of the Mortgaged Property to Nobel pursuant to the terms of the Master Lease, and (b) the sale of the Audubon Property provided that it is not then subject to a mortgage lien in favor of Bank. If the Audubon Property is subject to a mortgage lien in favor of Bank, any such sale shall be in accordance with SECTION 4.3 above.
                                                -----------

     6.7    MERGER; CONSOLIDATION; BUSINESS ACQUISITIONS; SUBSIDIARIES.
            ----------------------------------------------------------
Borrower will not merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries, without Bank's prior written approval.

     6.8    TAXES; CLAIMS FOR LABOR AND MATERIALS.  Borrower will pay or cause
            -------------------------------------
to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that it shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books, or at the request of Bank deposited with Bank, adequate reserves with respect thereto. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than Nobel or a Subsidiary.

     6.9    LIENS.  Borrower will not create, incur or permit to exist any
            -----
mortgage,pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

            (a)   Security interests and mortgages held by Bank;

            (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

            (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by Borrower in the operation of its business;

            (d)   Liens and security interests listed on SCHEDULE 6.9 attached
hereto;                                                  ------------

            (e) Liens securing financing in connection with the Audubon Property as permitted under SECTION 6.3 above; or
                            -----------
            (f)   The CoreStates Mortgage Liens.

            Borrower shall not enter into any agreement with any other Person which shall prohibit the Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrower to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of the Bank.

            Borrower will not apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by Borrower, except letters of credit issued by Bank, at its discretion.

     6.10   EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS; COMPLIANCE
            --------------------------------------------------------------------
WITH LAWS.  Borrower (a) will obtain, preserve and keep in full force and effect
- ---------
its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification except where the failure to obtain or maintain such qualification would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan Documents; (c) will continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Bank; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

     6.11   MAINTENANCE OF PROPERTY.  Borrower will maintain, preserve, protect
            -----------------------
and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear, tear, casualty and condemnation excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

     6.12   INSPECTIONS; EXAMINATIONS.  Borrower hereby irrevocably authorizes
            -------------------------
and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

            The officers of Bank, or such Persons as any of them may designate, may, when accompanied by a representative of Borrower, visit and inspect any of the properties of Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Bank may desire.

     6.13   DEFAULT UNDER OTHER INDEBTEDNESS.  Borrower will not permit any of
            --------------------------------
its Indebtedness to be in default. If any Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

     6.14   PENSION PLANS.  Borrower will (a) keep in full force and effect any
            -------------
and itsits all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

     6.15   BANK OF ACCOUNT.  Borrower will maintain Bank as its major bank of
            ---------------
account, unless otherwise agreed by Bank in writing.

     6.16   MAINTENANCE OF MANAGEMENT.  Borrower shall at all times maintain A.
            -------------------------
J. Clegg as its Chief Executive Officer. Borrower will notify Bank promptly in writing of any change in its board of directors or executive officers and will provide Bank with a copy of any proposed amendments to its Articles of Incorporation or By-Laws, prior to adoption. Borrower shall not make any amendment to its Articles of Incorporation or By-Laws without the prior written consent of Bank.

     6.17   CAPITAL STOCK; DIVIDENDS.  Borrower will not redeem, repurchase or
            ------------------------
otherwise make any payment or distribution to acquire any of its capital stock. Borrower will not pay dividends or make other distributions on account of its capital stock.

     6.18   TRANSACTIONS WITH AFFILIATES.  Except with respect to the Master
            ----------------------------
Lease,Borrower will not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Borrower will not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in SCHEDULE 6.18 attached hereto. Borrower will cause all of its
             -------------
Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

     6.19   RESTRICTION ON STOCK TRANSFER.  Borrower will not directly or
            -----------------------------
indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of its capital stock without the prior written consent of Bank, which consent shall not be unreasonably withheld.

     6.20   NAME OR ADDRESS CHANGE.  Borrower will not change its name or
            ----------------------
address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.

     6.21   NOTICES.  Borrower will promptly notify Bank of (a) any action or
            -------
proceeding brought against Borrower wherein such action or proceeding would, if determined adversely to Borrower, (b) the occurrence of any Event of Default,
(c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of Borrower to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of Borrower.

     6.22   ADDITIONAL DOCUMENTS AND FUTURE ACTIONS.  Borrower will, at its sole
            ---------------------------------------
cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in and lien upon the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

     6.23   RESTRICTIONS ON USE OF PROCEEDS. Borrower will not carry or purchase
            -------------------------------
with the proceeds of the Loan any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

     6.24   SUBORDINATED NOTE.  Borrower will not prepay or otherwise accelerate
            -----------------
payment of that certain (i) Eighty Thousand Two Hundred Ninety-one Dollars and Forty-six Cents ($80,291.46) Subordinated Note from Borrower to Nobel dated May 1, 1995 and (ii) Note from Borrower to Nobel to be delivered after the date hereof in the original principal amount of approximately Five Hundred Forty-three Thousand Five Hundred Sixty-one Dollars and Seventy-six Cents ($543,561.76) (collectively, the "SUBORDINATED NOTES"); and will not make any other payments thereon except as (a) approved by Bank in writing, (b) set forth in SECTION 6.26(B) below, or (c) authorized by Bank in that certain
   ---------------
Subordination Agreement of even date; and will comply with all of the terms of such Subordination Agreement.

     6.25   MASTER LEASE.  On or before the date hereof, Borrower shall enter
            ------------
into a master lease with Nobel (as the same may be amended from time to time, the "MASTER LEASE"), pursuant to which Nobel shall lease from Borrower all of the Mortgaged Property (excluding only the Chadds Ford Property). The Master Lease shall provide for a term of not less than fifteen (15) years and shall provide for annual rental payments on a triple net basis in an amount equal to at least one hundred twenty percent (120%) of the sum of the (a) annual principal and interest payments due under the Loan (assuming a fixed per annum rate of interest equal to ten percent (10%)), and (b) annual interest payments due under the Subordinated Notes, and shall otherwise be on terms and conditions satisfactory to the Bank.

     6.26   RENTAL PAYMENTS UNDER THE MASTER LEASE.
            --------------------------------------

           (a) Borrower shall cause all payments due under the Master Lease or under any future leases for the Mortgaged Property, or any part thereof (collectively, the "LEASE PAYMENTS"), to be made directly to Bank. The Lease Payments shall be held by Bank as part of the Collateral in a segregated, non-interest bearing account to which Bank shall have sole access (the "LEASE PAYMENTS ACCOUNT"). Funds in the Lease Payments Account may be disbursed by Bank to pay itself principal, interest and other sums due under the Loan as such sums become due and payable; provided, however, the existence
                                              --------  -------
of funds in the Lease Payments Account shall in no way release Borrower of its obligation to pay sums due under the Loan or hereunder.

            (b) Provided that no Event of Default or event which with the giving of notice or the passage of time or both would result in an Event of Default has occurred hereunder, Bank shall, at the request of Borrower, permit the Borrower to use any funds remaining in the Lease Payments Account at the end of any month, after payment of all sums then due and owing hereunder and under the Loan through such month, to pay (i) to Nobel interest on the Subordinated Notes, and/or (ii) expenses incurred by Borrower in connection with the ownership and operation of the Mortgaged Property, in an aggregate amount equal to the lesser of the (A) regular monthly, non-accelerated interest payments due for such month under the Subordinated Notes and/or such expenses, or (B) amount so remaining in the Lease Payments Account.

            (c) In the event that as of the end of any calendar year there are any funds remaining in the Lease Payment Account, at the request of Borrower and provided that no Event of Default or event which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred, such balance may be applied by Bank to prepay the outstanding principal balance of the Loan in the inverse order in which such payments are due.

     6.27   EQUITY CONTRIBUTION.  On or before the date hereof, Borrower shall
            -------------------
deliver evidence satisfactory to Bank that Nobel has made a permanent equity contribution to Borrower of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00).

     6.28   SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT.  On or
            -------------------------------------------------------
before the date hereof, Borrower shall cause to be delivered to Bank a Subordination, Attornment and Non-Disturbance Agreement from Nobel with respect to the Master Lease in form and content satisfactory to Bank and Nobel.

7.   FINANCIAL COVENANTS.  Except with the prior written consent of Bank,
     -------------------
Nobel and Borrowers, as applicable, will comply with the following:

     7.1    CONSOLIDATED NET INCOME.  Nobel will have Net Income on a
            -----------------------
consolidated basis of not less than Five Hundred Thousand Dollars ($500,000.00) for Nobel's fiscal year ending December 31, 1995 and for each fiscal year of Nobel ending thereafter.

     7.2    CONSOLIDATED NET WORTH.  Nobel will maintain Net Worth on a
            ----------------------
consolidated basis of not less than Eight Million Dollars ($8,000,000.00) as of December 31, 1995 and as of the end of each fiscal year of Nobel thereafter.

     7.3    CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED NET WORTH RATIO.  Nobel
            ---------------------------------------------------------
will maintain a ratio of Indebtedness to Net Worth on a consolidated basis of not more than 2.5 to 1.0 as of December 31, 1995 and as of the end of each fiscal year of Nobel thereafter.

     7.4    DEBT SERVICE COVERAGE.  The ratio of (a) annual rental payments on a
            ---------------------
triple net basis under the Master Lease to (b) the sum of (i) annual principal and interest payments under the Loan (assuming a fixed per annum rate of interest equal to ten percent (10%) plus (ii) annual interest payments due under the Subordinated Notes shall at all times be not less than 1.20 to 1.0.

8.    ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.  Borrower and
      ----------------------------------------------------
Nobel will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrower and Nobel will deliver to Bank the following:

     8.1    10K STATEMENTS.  As soon as available and in any event within ninety
            --------------
(90) days after the end of each fiscal year of Nobel, Nobel's 10K Statements for such fiscal year.

     8.2    10Q STATEMENTS.  As soon as available and in any event within forty-
            --------------

five (45) days after the end of each fiscal quarter of Nobel, Nobel's 10Q Statements for such fiscal year.

     8.3    ANNUAL REAL ESTATE TAX RECEIPTS.  As soon as available and in any
            -------------------------------
event within thirty (30) days after the end of each fiscal year of Borrower, copies of Borrower's paid tax receipts for all real property owned by Borrower.

     8.4    OPERATING STATEMENTS.  As soon as available and in any event within
            --------------------
thirty (30) days after the end of each calendar month, operating statements for Borrower in form and content satisfactory to Bank.

     8.5    COMPLIANCE CERTIFICATES.  Within the periods provided in
            -----------------------


SECTIONS 8.1 AND 8.2 above, a certificate of the principal accounting officer
- --------------------
of Borrower and Nobel: (a) stating that Borrower and Nobel have observed, performed and complied with their respective undertakings contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrower was operating in compliance with the financial covenants in SECTION 7 of this Agreement, and (c) certifying that
                       ---------
as of the dateof such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of EXHIBIT "B" attached hereto.
               -----------

     8.6    AUDIT REPORTS.  Promptly upon receipt thereof, one copy of each
            -------------
other report submitted to Borrower or Nobel, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrower or Nobel.

     8.7    REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS.  Upon
            ----------------------------------------------------
request of Bank and within reasonable promptness, copies of all such financial reports, statements and returns which Borrower or Nobel shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrower or Nobel to any supplier or other creditor in connection with any payment restructuring.

     8.8    REQUESTED INFORMATION.  With reasonable promptness, all such other
            ---------------------
data and information in respect of the condition, operation and affairs of Borrower or Nobel as Bank may reasonably request from time to time.

9.   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.
     -------------------------------------------

     9.1    REPRESENTATIONS.  Borrower represents to Bank as follows:
            ---------------
(a) Borrower Parties and, to the best of Borrower's knowledge, the Environmental Affiliates are in compliance with all Environmental Requirements and Borrower has no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) Borrower Parties and, to the best of Borrower's knowledge, the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Borrower Parties or, to the best of Borrower's knowledge, the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any of the Borrower Parties or, to the best of Borrower's knowledge, any Environmental Affiliate is an Environmental Cleanup Site; (e) none of the Borrower Parties nor, to the best of Borrower's knowledge, any Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any of the Borrower Parties or, to the best of Borrower's knowledge, any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any of the Borrower Parties or, to the best of Borrower's knowledge, any Environmental Affiliate.

     9.2    REAL PROPERTY.  Borrower represents and warrants to Bank that
            -------------
there are no Special Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any of the Borrower Parties or, to the best of Borrower's knowledge, any Environmental Affiliate (collectively, "REAL PROPERTY") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrower represents to Bank that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

     9.3    COVENANT REGARDING COMPLIANCE.  Borrower Parties shall take, and
            -----------------------------
Borrower shall use its best efforts to cause all Environmental Affiliates to take, at Borrower's or such Environmental

Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any of the Borrower Parties or any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrower and all sums so advanced or paid shall become a part of the Bank Indebtedness.

     The Borrower Parties will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Borrower Parties will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

     9.4    NOTICES.  In the event Borrower becomes aware of any past, present
            -------
or future facts or circumstances which have given rise or could give rise to a claim against any of the Borrower Parties or any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrower will promptly give Bank notice thereof, together with a written statement of an officer of Borrower setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Borrower Parties or the Environmental Affiliates.

     9.5    INDEMNITY.  Borrower agrees to indemnify, defend and hold harmless
            ---------
Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by any of the Borrower Parties or any Environmental Affiliate, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of any of the Borrower Parties or any Environmental Affiliate at any third party owned site, (c) any claim against any of the Borrower Parties or any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrower of any representation or covenant in this SECTION 9.
        ---------

     9.6    TESTING.  Bank shall have the right from time to time to designate
            -------
such persons ("ENVIRONMENTAL CONSULTANTS") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any of the Borrower Parties or any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Bank. Borrower Parties will permit, and Borrower will use its best efforts to cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Borrower Parties and Environmental Affiliates with all Environmental Requirements. Borrower

Parties will supply, and Borrower will use its best efforts to cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Borrower Parties and the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Borrower Parties and the Environmental Affiliates having knowledge of such matters.

     Provided that an Event of Default has occurred, or the Bank has a good faith belief that any of the Borrower Parties or any Environmental Affiliate has failed to comply with all Environmental Requirements, the cost of such tests, examinations and inspections shall be borne by Borrower and in the event Bank pays such costs, such sums shall be at once repayable by Borrower and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor any of the Borrower Parties' or the Environmental Affiliates' compliance with all Environmental Requirements.

     9.7    SURVIVAL.  The representations and covenants of Borrower contained
            --------
in this SECTION 9, including without limitation the indemnification obligation
        ---------
of Borrower, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

     9.8    DEFINITIONS.  For purposes of the foregoing:
            -----------


            (a) "BORROWER PARTIES" means Borrower, Nobel and any existing or future shareholder, Affiliate or Subsidiary of Borrower.

            (b) "ENVIRONMENTAL AFFILIATE" means any Person (other than any of the Borrower Parties) for whom Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of Borrower or such Person to comply with all applicable Environmental Requirements.

            (c) "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

            (d) "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

     (e) "SPECIAL MATERIALS" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

10.   CONDITIONS OF CLOSING.  The obligation of Bank to make available the Loan
      ---------------------
is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

     10.1   LOAN DOCUMENTS.  Borrower and all other required persons and
            --------------
entities will have executed and delivered to Bank the Loan Documents.

     10.2   REPRESENTATIONS AND WARRANTIES.  All representations and
            ------------------------------
warranties of Borrower set forth in the Loan Documents will be true at and as of the date hereof.

     10.3   NO DEFAULT.  No condition or event shall exist or have occurred
            ----------
which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     10.4   PROCEEDINGS AND DOCUMENTS.  All proceedings taken by Borrower in
            -------------------------
connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of the Borrower by an officer of Borrower, certifying (a) true copies of the Articles of Incorporation and bylaws of the Borrower in effect on such date, (b) true copies of all corporate actions taken by Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

     10.5   BACKGROUND CHECK.  Bank shall have conducted a check of Nobel's
            ----------------
bank and other references, the results of which must be satisfactory to Bank.

     10.6   DELIVERY OF OTHER DOCUMENTS.  The following documents shall have
            ---------------------------
been delivered by or on behalf of Borrower to Bank:

            (a)  GOOD STANDING AND TAX LIEN CERTIFICATES.  A good standing
                 ---------------------------------------
certificate of the Department of State of Pennsylvania certifying to the good standing and corporate status of Borrower, good standing/foreign qualification certificates from all other jurisdictions in which Borrower is required to be qualified to do business, and tax lien certificates for Borrower from each jurisdiction in which Borrower is required to be qualified to do business.

            (b)   AUTHORIZATION DOCUMENTS.  Evidence of authorization of
                  -----------------------
Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

            (c)   INSURANCE.  Evidence of the insurance coverage required
                  ---------
under SECTION 6.12.
              ----

            (d)   OPINION OF COUNSEL.  An opinion of counsel for Borrower in
                  ------------------
 form and content satisfactory to Bank.

            (e)   MORTGAGED PROPERTY DOCUMENTS.  A title insurance policy
                  ----------------------------
insuring Bank's mortgage lien as required under SECTION 4.1 and otherwise in
                                                -----------
form satisfactory to Bank with no restrictions, liens, encumbrances or exceptions, except as approved by Bank; copies of all approvals, permits and authorizations related to ownership and operation of the Mortgaged Property; and a satisfactory survey of the Mortgaged Property.

            (f)   APPRAISALS.  An appraisal, in form and substance satisfactory
                  ----------
to Bank, of the Mortgaged Property.

            (g)   LICENSES AND APPROVALS.  Copies of all licenses, approvals,
                  ----------------------
consents, authorizations and filings of Borrower, required or necessary for the operation by Borrower of its business or the Mortgaged Property.

            (h)   SUBORDINATION AGREEMENT.  Subordination Agreement between
                  -----------------------
Borrower, Nobel and Bank with respect to the Subordinated Notes, in form and content satisfactory to Bank.

            (i)   MASTER LEASE.  A true and complete copy of the Master Lease.
                  ------------

            (j)   OTHER DOCUMENTS. Such other documents as may be required to be
                  ---------------
submitted to Bank by the terms hereof or of any Loan Document.

     10.7   NON-WAIVER OF RIGHTS.  By completing the closing hereunder, or by
            --------------------
making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank.

11.  DEFAULT AND REMEDIES.
     --------------------

     11.1   EVENTS OF DEFAULT.  The occurrence of any one or more of the
            -----------------
following events shall constitute an Event or Events of Default hereunder:

            (a) The failure of Borrower to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise, and such failure continues unremedied for a period of three (3) Business Days from the date of notice from Bank to Borrower that such payment is past due;

            (b) The failure of Borrower or Nobel to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this SECTION 11.1 and such failure continues unremedied for a period of
           ------------
thirty (30) days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) any officer or principal of Borrower knows or, in the exercise of such officer's or principal's reasonable business judgment, should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or was wilfully caused or permitted by Borrower, Borrower shall not be entitled to any notice or grace hereunder;

            (c) The failure of Nobel to comply with any of the financial covenants set forth in SECTION 7 above;
                       ---------
            (d) The failure of Borrower or Nobel to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, guaranty, security agreement, mortgage or other agreement pertaining thereto binding Borrower, including, without limitation, the CoreStates Guaranty or any documents in connection therewith, after the expiration of any notice and/or grace periods permitted in such documents, which results in the acceleration of such Indebtedness;

            (e) The failure of Borrower to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

            (f) The adjudication of Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or the entry of an order appointing a receiver or trustee for Borrower of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

            (g) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 30 days) against Borrower or Borrower makes an assignment for the benefit of creditors, or Borrower takes any action to authorize any of the foregoing;

            (h) Borrower becoming unable to meet its debts as they mature, or the admission in writing by Borrower to such effect, or Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

            (i) All or any part of the Collateral or the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

            (j) The entry of a final judgment for the payment of money against Borrower which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

            (k) Any representation or warranty of Borrower in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

            (l) Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

            (m) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower from conducting all or any material part of its business;

            (n) A breach by Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between Borrower and any other Person;

            (o) A material and adverse change occurs in any of Borrower's operations, management or financial condition or in the value of the Collateral;

            (p) The Collateral or the prospects of the payment of the Bank Indebtedness is jeopardized or impaired;

            (q) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

            (r) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of Borrower;

            (s)   Any change in the stock ownership of Borrower, as described on SCHEDULE 5.3,  any issuance of stock, debentures, warrants or other
   ------------
securities of Borrower or any pledge of the stock of Borrower which causes a violation of SECTION 6.20 above;
             ------------

            (t) Any breach by Borrower or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank;

            (u) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower; any stockholder of Borrower; or Borrower denies that it has any or any further liability or obligation hereunder or thereunder; or

            (v)   A default shall have occurred under the Master Lease.

     11.2   REMEDIES.  At the option of the Bank, upon the occurrence of an
            --------
Event of Default, or at any time thereafter:

            (a) The entire unpaid principal of the Loan, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

            (b) Bank may increase the interest rate on the Loan to the applicable default rate set forth herein, without notice;

            (c) Bank may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or

            (d) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under SECTION 11.1(F) or (G), all Bank
                                         ---------------    ---
Indebtedness shall become immediately due and payable.

     11.3   SET-OFF.  Without limiting the rights of Bank under applicable
            -------
law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower's obligations under the Loan Documents.

     11.4   TURNOVER OF PROPERTY HELD BY BANK.  Borrower irrevocably authorize
            ---------------------------------
any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the request of Bank and without further notice, to turnover to Bank any property of Borrower held by such Affiliate, including without limitation, funds and securities for the Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

     11.5   DELAY OR OMISSION NOT WAIVER.  Neither the failure nor any delay on
            ----------------------------
the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

     11.6   REMEDIES CUMULATIVE; CONSENTS.  The rights, remedies, powers and
            -----------------------------
privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

     11.6   CERTAIN FEES, COSTS, EXPENSES, EXPENDITURES AND INDEMNIFICATION.
            ---------------------------------------------------------------
Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

            (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

            (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

            (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

     In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien

(except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

     With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the default rate set forth in SECTION
                                                                         -------
2.2.
- ---

     Borrower agrees to indemnify and hold harmless, Bank and Bank's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates.

     Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

     11.8   TIME IS OF THE ESSENCE.  Time is of the essence in Borrower's
            -----------------------
performance of its obligations under the Loan Documents.

     11.9   ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT PROVISIONS.  BORROWER
            ----------------------------------------------------
ACKNOWLEDGES AND AGREES THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY BANK UNDER THE NOTE AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO BANK ENTERING JUDGMENT AGAINST BORROWER BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

12.  COMMUNICATIONS AND NOTICES.
     --------------------------

     12.1   COMMUNICATIONS AND NOTICES.  All notices, requests and other
            --------------------------
communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

              To Borrower:

                     Bluegrass Real Estate Company, Inc.
                     Rose Tree Corporate Center
                     1400 N. Providence Road, Suite 3055
                     Media, PA  19063
                     Attention:  President

              With a copy to:

                     Drinker, Biddle & Reath
                     1000 Westlakes Drive, Suite 300
                     Berwyn, PA  19312
                     Attention:  David Larsson, Esquire

              To Bank:

                     First Valley Bank
                     300 Berwyn Park, Suite 211
                     Berwyn, PA  19312
                     Attention:  Stephen P. Keiser, Assistant Vice President

              With a copy to:

                     LESSER & KAPLIN, P.C.
                     350 Sentry Parkway, Bldg. 640
                     Blue Bell, Pennsylvania  19422
                     Attention:  Richard M. Zucker, Esquire

13.  DEFINITIONS.  The following words and phrases as used in capitalized form
     -----------
in this Agreement, whether in the singular or plural, shall have the meanings indicated:

     13.1   "ACCOUNTING TERMS".  As used in this Agreement, or any certificate,
             -----------------
report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

     13.2   "AFFILIATE", as to any Person, means each other Person that
             ----------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

     13.3  "BANK INDEBTEDNESS" shall mean all obligations and Indebtedness of
           ------------------
Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrower by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

     13.4  "BUSINESS DAY" means any day except a Saturday, Sunday or other day
           --------------
 on which commercial banks in Pennsylvania are authorized by law to close.

     13.5  "CAPITALIZED LEASES" means all lease obligations which have been or
           --------------------
should be, in accordance with GAAP, capitalized on the books of the lessee.

     13.6  "CAPITALIZED LEASE OBLIGATIONS" means all amounts payable with
           -------------------------------
respect to a Capitalized Lease.

     13.7  "CORPORATION" means a corporation, partnership, trust, unincorporated
           -------------
organization, association or joint stock company.

     13.8  "EVENT OF DEFAULT" means each of the events specified in
           ------------------
SECTION 11.1.
- ------------

     13.9   "GAAP" means generally accepted accounting principles in the United
            ------
States of America, in effect from time to time, consistently applied and maintained.

     13.10  "INDEBTEDNESS", as applied to a Person, means:
            --------------

            (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

            (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

            (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.



     13.11  "LOAN DOCUMENTS" means this Agreement, the Note, the Mortgages
            ----------------
and all other documents, executed or delivered by Borrower pursuant to this Agreement, as they may be amended from time to time.

     13.12  "NET INCOME" means income (or loss) of Nobel on a consolidated basis
            ------------
after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains or losses from the sale of capital assets, (b) net income of any Person in which Nobel has an ownership interest, unless received by Nobel in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

     13.13  "NET WORTH", as applied to Nobel, on a consolidated basis, means the
            -----------
remainder after deducting from the sum of all assets (net of reserve for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a balance sheet of Nobel and its subsidiaries prepared in accordance with GAAP, the following:

            (a)   all Indebtedness of Nobel and its subsidiaries; and

            (b) to the extent reflected as an asset in such balance sheet, (i) all deferred charges, (ii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof(except write-ups to actual value specifically approved by Bank), (iii) the amount, if any, at which securities (other than Indebtedness in good standing) of any Person which is not readily marketable appear on the asset side of such balance sheet, (iv) the amount, if any, at which inventories or securities appearing on the asset side of such balance sheet exceed the lower of cost or current market value thereof or the price at which such Person has agreed to sell such inventories or securities, (v) the book amount of any asset which is subject to pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of Nobel or to the extent that the amount of such obligation or indemnity cannot be ascertained and
(vi) loans and notes payable due to Nobel from Affiliates, directors or officers of Nobel.

     In calculating Nobel's Net Worth, there shall be no deduction from the assets of Nobel as a result of that certain standby letter of credit issued by CoreStates for the account of Nobel and the benefit of the United States District Court for the Eastern District of Pennsylvania in the face amount of Six Hundred Thousand Dollars ($600,000.00), unless and only to the extent such letter of credit has been drawn upon.

     13.14  "PERSON" means an individual, a Corporation or a government or any
            --------
agency or subdivision thereof, or any other entity.

     13.15  "PRIME RATE" means the annual interest rate established from time to
            ------------
time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

     13.16  "SUBORDINATED INDEBTEDNESS" means that certain Indebtedness of
            ---------------------------
Borrower owed to Nobel in the principal amount of approximately Six Hundred Twenty-three Thousand Eight Hundred Fifty-three Dollars and Twenty-two Cents ($623,853.22) evidenced by the Subordinated Notes, which Indebtedness must at all times be fully subordinated to all Bank Indebtedness on terms acceptable to Bank in its sole discretion.

     13.17  "SUBSIDIARY" means a Corporation (a) which is organized under the
            ------------
laws of the United States or any State thereof, or any other county or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

14.   WAIVERS.
      -------

     14.1       WAIVERS.  IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN
                -------
DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, BORROWER WAIVES:

                (a)   all errors, defects and imperfections in such proceedings;

                (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption ;

                (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

                (d) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

                (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                (f) any demand for possession of Collateral prior to commencement of any suit; and

            (g) ALL RIGHTS TO CLAIM OR RECOVER ATTORNEY'S FEES AND COSTS IN THEEVENT THAT BORROWER IS SUCCESSFUL IN ANY ACTION TO REMOVE, SUSPEND OR PREVENT THE ENFORCEMENT OF A JUDGMENT ENTERED BY CONFESSION.


     14.2   FORBEARANCE.  Bank may release, compromise, forbear with respect to,
            ------------
waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower.

     14.3   LIMITATION ON LIABILITY.  Borrower shall be responsible for and Bank
            -----------------------
is hereby released from any claim or liability in connection with:

            (a)   Safekeeping any Collateral;

            (b)   Any loss or damage to any Collateral;

            (c)   Any diminution in value of the Collateral; or

            (d) Any act or default of another Person related to or in connection with the transactions contemplated hereby.

     Bank shall only be liable for any act or omission on its part constituting wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

15.  SUBMISSION TO JURISDICTION.
     --------------------------

     15.1    SUBMISSION TO JURISDICTION.  Borrower hereby consents to the
             --------------------------
exclusive jurisdiction of any state or federal court located within the Eastern District of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any
                                --------------------
proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in SECTION 12.1. Nothing
                                                     ------------
contained in this SECTION 15.1 shall affect the right of Bank to serve legal
                  ------------
process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

16.  MISCELLANEOUS.
     -------------

     16.1   BROKERS.  The transaction contemplated hereunder was brought about
            -------
and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

     16.2   USE OF BANK'S NAME.  Borrower shall not use Bank's name or the name
            ------------------
of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

     16.3   NO JOINT VENTURE.  Nothing contained herein is intended to permit or
            ----------------
authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

     16.4   SURVIVAL.  All covenants, agreements, representations and warranties
            --------
made by Borrower in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

     16.5   NO ASSIGNMENT BY BORROWER.  Borrower may not assign any of its
            -------------------------
rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower as it presently exists.

     16.6   ASSIGNMENT OR SALE BY BANK.  Bank may sell, assign or participate
            --------------------------
all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession.

     16.7   BINDING EFFECT.  This Agreement and all rights and powers granted
            --------------
hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     16.8   SEVERABILITY.  The provisions of this Agreement and all other Loan
            -------------
Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     16.9   NO THIRD PARTY BENEFICIARIES.  The rights and benefits of this
            ----------------------------
Agreement and the Loan Documents shall not inure to the benefit of any third party.

     16.10  MODIFICATIONS.  No modification of this Agreement or any of the Loan
            -------------
Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     16.11  HOLIDAYS.  If the day provided herein for the payment of any amount
            --------
or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     16.12  LAW GOVERNING.  This Agreement has been made, executed and delivered
            -------------
in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

     16.13  INTEGRATION.  The Loan Documents shall be construed as integrated
            -----------
and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

     16.14  EXHIBITS AND SCHEDULES.  All exhibits and schedules attached hereto
            ----------------------
are hereby made a part of this Agreement.

     16.15  HEADINGS.  The headings of the Articles, Sections, paragraphs and
            --------
clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     16.16  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     16.17  WAIVER OF RIGHT TO TRIAL BY JURY.  BORROWER AND BANK WAIVE ANY RIGHT
            --------------------------------
TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY

OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      BLUEGRASS REAL ESTATE COMPANY, INC.

                                      By:_________________________________
                                              John Frock, Vice President
(CORPORATE SEAL)
                                      Attest:_____________________________
                                              Yvonne DeAngelo, Secretary


                                      FIRST VALLEY BANK

                                      By:_______________________________
                                           Stephen P. Keiser, Assistant
                                           Vice President



     The undersigned, intending to be legally bound, hereby agrees to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in SECTIONS 7 and 8 of the foregoing Agreement; provided, however, Bank's
         ----------     -
remedies as a result of the undersigned's failure to comply with such terms, conditions and covenants shall be those set forth herein and in the other Loan Documents.


NOBEL EDUCATION DYNAMICS, INC.

By:____________________________
Name/Title:____________________


Attest:________________________
Name/Title:____________________

            (CORPORATE SEAL)

                                    EXHIBIT
                                    -------



Exhibit "A"      - Note

Exhibit "B"      - Compliance Certificate

                                  EXHIBIT "A"
                                  -----------



                                     NOTE
                                     ----


                                        Blue Bell, Pennsylvania

                                        Dated: May 1, 1995

$3,567,300.00


     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned ("Borrower") hereby promises to pay to the order of FIRST VALLEY BANK ("Bank") the principal sum of Three Million Five Hundred Sixty-seven Thousand Three Hundred Dollars ($3,567,300.00), together with interest thereon upon the following terms:

     1.  Note. This Note is the "Note" as defined in that certain Loan Agreement
         ----
of even date herewith among Borrower and Bank (such Loan Agreement, as the same may be amended, supplemented or restated from time to time, being the "Loan Agreement") and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

     2.  Interest Rate. Interest on the unpaid principal balance hereof will
         -------------
accrue from the date of advance until final payment thereof at the rate per annum which is one and one quarter percent (1 1/4%) in excess of the Prime Rate of Bank in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

     3.  Default Interest. Interest will accrue on the outstanding principal
         ----------------
amount hereof following the occurrence of an Event of Default or the final maturity date hereof, until paid at a rate per annum which is three percent (3%) in excess of the rate payable under Paragraph 2 above (the "Default Rate").
                                    -----------

     4.  Post Judgment Interest. Any judgment obtained for sums due hereunder or
         ----------------------
under the Loan Documents will accrue interest at the Default Rate until paid.

     5.  Computation. Interest will be computed on the basis of a year of three
         -----------
hundred sixty (360) days and paid for the actual number of days elapsed.

     6.  Principal and Interest Payments. On June 1, 1995 and July 1, 1995,
         -------------------------------
Borrower shall pay interest only on the outstanding principal balance hereof. Commencing on August 1, 1995 and continuing through and including June 1, 1998, Borrower shall pay to Bank equal and consecutive monthly payments of principal each in the amount of Nine Thousand Sixty-nine Dollars and Seventy-six Cents ($9,069.76), together with interest thereon at the applicable rate set forth above. On July 1, 1998, Borrower shall pay to Bank the remaining outstanding principal balance hereof, all accrued and unpaid thereon and all other sums due and owing in connection herewith.

     7. Place of Payment. Principal and interest hereunder shall be payable as
        ----------------
provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

     8. Default; Remedies. Upon the occurrence of an Event of Default, Bank,
        -----------------
at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

     9. Waivers. Borrower and all endorsers hereby, jointly and severally, waive
        -------
presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

    10. Miscellaneous. If any provisions of this Note shall be held invalid or
        -------------
unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

    11. Joint and Several Liability. If there is more than one Borrower
        ---------------------------
executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

    12. CONCESSION OF JUDGMENT. BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY
        ----------------------
ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONCESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR

ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF THREE PERCENT (3%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED AND THAT EXECUTION MAY IMMEDIATELY BE ISSUED ON THE JUDGMENT TO GARNISH, LEVY ON OR ATTACH ANY PERSONAL PROPERTY OF BORROWER.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.


                                  BLUEGRASS REAL ESTATE COMPANY, INC.


                                  By:
                                     -----------------------------------
                                          John Frock, Vice President
(CORPORATE SEAL)
                                  Attest:
                                         -------------------------------
                                          Yvonne DeAngelo, Secretary

                            OFFICER'S CERTIFICATION
                            -----------------------

Dated:
       -------------

Stephen P. Keiser, Assistant Vice President
First Valley Bank
300 Berwyn Park, Suite 211
Berwyn, PA 19312

Dear Stephen:

      I have reviewed the Loan Agreement (the "Loan Agreement") dated May 1, 1995, between Bluegrass Real Estate Company, Inc. (the "Borrower") and First Valley Bank.

      I hereby certify that (a) the Borrower and Nobel Education Dynamics, Inc. have observed, performed and complied with each and every one of their respective undertakings contained in the Loan Agreement, and (b) there does not exist any Event of Default or any occurrence or state of affairs which, with the giving of notice, passage of time, or both would constitute an Event of Default, as defined in the Loan Agreement.

      Attached hereto is a copy of the calculations required by Section 8.5 of
                                                                -----------
the Loan Agreement showing compliance with Sections 7.1, 7.2, 7.3 and 7.4 of
                                           ------------------------------
the Loan Agreement.

                                            By:
                                               ------------------------------

                                            Name/Title:
                                                       ----------------------

                                  EXHIBIT "B"

                                   SCHEDULES
                                   ---------



Schedule 4.1      Mortgaged Property

Schedule 5.3      Ownership Interests, Pledges, etc. of Borrower

Schedule 5.4      Stock owned by Borrower

Schedule 5.12 Names (including tradenames) and Addresses of Borrower identifying chief executive officer

Schedule 6.3      Permitted Indebtedness for Borrowed Money

Schedule 6.9      Permitted Liens and Security Interests

Schedule 6.18     Permitted Loans to Affiliates, Shareholders, Officers or
                  Directors

                                 Schedule 4.1
                               List of Premises

1 Manor Drive - New Britain Township
Chalfont, Pennsylvania  18914


Stoneridge Office Park - Uwchlan Township
101 Tanner Drive, Exton, Pennsylvania  19341


906 S. Media Line Road - Marple Township
Newtown Square, Pennsylvania  19008


51 Marigold Drive - Newtown Township,
Newtown, Pennsylvania  18940


Chadds Ford Business Center - Birmingham Township
7 Dickinson Drive, Chadds Ford, Pennsylvania  19317

                                 Schedule 5.3
                              Ownership Interests


Nobel Education Dynamics, Inc. holds all ownership interests

                                 Schedule 5.4
                                 Subsidiaries


                                     None

                                 Schedule 5.12
                                   Addresses


                      Bluegrass Real Estate Company, Inc.
                         Rose Tree Corporate Center II
                          1400 North Providence Road
                                  Suite 3055
                               Media, PA  19063

                                 Schedule 6.3
                             Existing Indebtedness


Subordinated Promissory Note to Nobel Education Dynamics, Inc. dated May 1, 1995 in the amount of $80,291.46.

                                 Schedule 6.9
                         Liens and Security Interests


                                     None

                                 Schedule 6.18
                        Existing Loans with Affiliates


                                     None